U.S. Bank (Logo)

Global Corporate Trust

190 S. LaSalle Street, 7th Floor

MK-IL-SL7C

Chicago, IL 60603

usbank.com

Annual Statement of Compliance

Citigroup Commercial Mortgage Securities Inc.,

Commercial Mortgage Pass-Through Certificates, Series 2014-GC21

VIA: EMAIL

Citigroup Global Markets Inc.

390 Greenwich Street, 7th Floor

New York, New York 10013

Attention: Richard Simpson

telecopy number: (646) 328-2943

e-mail: richard.simpson@citi.com

Citigroup Global Markets Inc.

388 Greenwich Street, 17th Floor New York,

New York 10013

Attention: Ryan M. O’Connor

telecopy number: (646) 862-8988

e-mail: ryan.m.oconnor@citi.com

GS Mortgage Securities Corporation II, as Depositor for

GS Mortgage Securities Corporation II,

Commercial Mortgage Pass-Through Certificates, Series 2014-GC20

& GS Mortgage Securities Corporation II,

Commercial Mortgage Pass-Through Certificates, Series 2014-GC22

200 West Street

New York, New York 10282

Attention: Leah Nivison

Email: leah.nivison@gs.com

Computershare Trust Company, N.A. as agent for

Wells Fargo Bank, National Association, as Certificate Administrator for

GS Mortgage Securities Corporation II,

Commercial Mortgage Pass-Through Certificates, Series 2014-GC20

& GS Mortgage Securities Corporation II,

Commercial Mortgage Pass-Through Certificates, Series 2014-GC22

9062 Old Annapolis Road

Columbia, Maryland 21045

Email: cctcmbsbondadmin@computershare.com

Email: trustadministrationgroup@computershare.com

Attention: SEC Notifications

Page 1 of 2	Citigroup Commercial Mortgage Trust 2014-GC21
Annual Statement of Compliance

U.S. Bank (Logo)

Re:	Pooling and Servicing Agreement dated as of May 1, 2014 (the “Agreement”) between Citigroup Commercial Mortgage Securities Inc., as Depositor, Trimont LLC, successor in interest to Wells Fargo Bank, National Association, as the Master Servicer, LNR Partners, LLC, as the Special Servicer, Park Bridge Lender Services LLC, as the Operating Advisor, and U.S. Bank National Association, as the Certificate Administrator and Trustee.

I, Kimberly O. Jacobs, a Senior Vice President of U.S. Bank National Association, as Certificate Administrator, as a certifying servicer hereby certify that:

(1) A review of the activities of the Certificate Administrator during the preceding calendar year (the “Reporting Period”) and of the performance of the Certificate Administrator under the Agreement has been made under my supervision; and

(2) To the best of my knowledge, based on such review, the Certificate Administrator has fulfilled all its obligations under the Agreement in all material respects throughout such Reporting Period.

Capitalized terms used but not defined herein have the meanings set forth in the Agreement.

Date:	March 1, 2026

U.S. Bank National Association, as Certificate Administrator

By:	/s/ Kimberly O. Jacobs
Kimberly O. Jacobs
Senior Vice President

Page 2 of 2	Citigroup Commercial Mortgage Trust 2014-GC21
Annual Statement of Compliance